Exhibit 23.3

Feldman Financial Advisors, Inc.
1001 CONNECTICUT AVENUE, NW ● SUITE 840
WASHINGTON, DC 20036
(202) 467-6862 ● FAX (202) 467-6963

March 15, 2010

Boards of Directors
ViewPoint MHC
ViewPoint Financial Group
1309 West 15th Street
Plano, Texas  75075

Members of the Board:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form AC, and amendments thereto, filed by ViewPoint MHC with the Office of Thrift Supervision.  We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by ViewPoint Financial Group, Inc., with the Securities and Exchange Commission.  Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of ViewPoint Financial Group, Inc.

We further consent to reference in the aforementioned filings and amendments the summary of our opinion as to the value of subscription rights granted pursuant to the Amended and Restate Plan of Conversion and Reorganization.

Sincerely,

/s/ Feldman Financial Advisors, Inc.

Feldman Financial Advisors, Inc.